Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Third Quarter 2012 Results

Westlake, OH (November 6, 2012): TravelCenters of America LLC (NYSE MKT: TA) today announced financial results for the three and nine months ended September 30, 2012.

At September 30, 2012, TA’s business included 242 sites, 171 of which were operated under the “TravelCenters of America” or “TA” brand names and 71 of which were operated under the “Petro Stopping Centers” or “Petro” brand name.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

	(in thousands, except per share amounts)
Revenues	$2,034,153	$2,087,285	$6,070,529	$5,964,356
Net income	$18,990	$20,793	$34,657	$26,049

Net income per share:
Basic and diluted	$0.66	$0.74	$1.20	$1.15

Supplemental Data:
Total fuel sales volume (gallons)	511,373	543,959	1,552,998	1,574,394
Total fuel revenues	$1,666,810	$1,734,621	$5,039,010	$4,989,927
Fuel gross margin	$84,980	$81,322	$249,563	$227,984

Total nonfuel revenues	$363,402	$348,790	$1,020,299	$963,676
Nonfuel gross margin	$199,385	$196,010	$565,098	$548,328

EBITDAR (1)	$83,604	$83,069	$227,425	$210,530

(1)  A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s net income of $19.0 million for the third quarter of 2012 decreased by $1.8 million as compared to the net income in the 2011 third quarter.  TA’s results included improvement in fuel margin, nonfuel revenues, nonfuel gross margin and EBITDAR, which increased by $0.5 million, or 0.6%, over the 2011 third quarter to $83.6 million in the 2012 third quarter, despite a decline in fuel sales volume.  Nonfuel revenues for the 2012 third quarter increased $14.6 million, or 4.2%, above the 2011 third quarter.  Fuel gross margin increased $3.7 million, or 4.5%, nonfuel gross margin increased $3.4 million, or 1.7%, and total gross margin increased $7.1 million, or 2.5%, each in the 2012 third quarter as compared to the 2011 third quarter.  The improvements in nonfuel revenues and gross margin in the third quarter of 2012 resulted, in large part, from the travel centers acquired or opened since July 1, 2011, increased fuel gross margin per gallon and increased customer spending for nonfuel products and services in TA’s travel centers.

Capital Investment

During the nine months ended September 30, 2012, TA made capital investments of $94.2 million for improvements to existing travel centers and $17.4 million to improve the travel centers TA acquired during 2011 and 2012.  During the nine months ended September 30, 2012, TA purchased nine travel centers and acquired the business of a sublease tenant franchisee for an aggregate of $41.2 million.  During the nine months ended September 30, 2012, TA sold to Hospitality Properties Trust, or HPT, $48.3 million of improvements at sites leased from HPT, which resulted in increased rent due to HPT under the lease terms.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for the travel centers that were operated by TA continuously since the beginning of the earliest applicable periods presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2012.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9960.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 260116.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

The recording and retransmission in any way of TA’s third quarter conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NONFUEL REVENUES AND GROSS MARGIN RESULTED IN LARGE PART FROM THE TRAVEL CENTERS ACQUIRED OR OPENED SINCE JULY 1, 2011, INCREASED FUEL MARGIN PER GALLON AND INCREASED CUSTOMER SPENDING FOR NONFUEL PRODUCTS AND SERVICES IN TA’S TRAVEL CENTERS.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS; AND

•                  THIS PRESS RELEASE STATES THAT AT SEPTEMBER 30, 2012, TA HAD $101.6 MILLION OF CASH AND CASH EQUIVALENTS, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY ON SEPTEMBER 30, 2012, AND THAT DURING THE NINE MONTHS ENDED SEPTEMBER 30, 2012, TA RECEIVED $48.3 MILLION FROM HPT FOR SALES TO HPT OF QUALIFYING IMPROVEMENTS UNDER TA’S LEASES WITH HPT.  THESE STATEMENTS MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH. AS OF SEPTEMBER 30, 2012, $58.2 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO PROVIDE LETTERS OF CREDIT TO TA’S SUPPLIERS, INSURERS AND TAXING AUTHORITIES AND TA HAS COLLATERALIZED ITS BANK FACILITY WITH SUBSTANTIALLY ALL OF TA’S CASH, ACCOUNTS RECEIVABLE, INVENTORIES, EQUIPMENT AND INTANGIBLE ASSETS. IN ADDITION, TA’S BUSINESS REQUIRES IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS AND HPT IS NOT OBLIGATED TO PURCHASE ANY FUTURE IMPROVEMENTS TA MAY MAKE TO ITS TRAVEL CENTERS IT LEASES FROM HPT.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  THE ACQUISITION OF TRAVEL CENTERS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE

SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS AND SOME OF THESE PAST CONSEQUENCES MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF THE RECENT CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO USAGE LIMITATIONS; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA ACCUMULATED A SIGNIFICANT DEFICIT DURING THE YEARS 2007 THROUGH 2010.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2011, AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2012.  COPIES OF THAT TA ANNUAL REPORT ARE AVAILABLE, AND COPIES OF THAT TA QUARTERLY REPORT WILL BE AVAILABLE, AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2012	2011
Revenues:
Fuel	$1,666,810	$1,734,621
Nonfuel	363,402	348,790
Rent and royalties	3,941	3,874
Total revenues	2,034,153	2,087,285

Cost of goods sold (excluding depreciation):
Fuel	1,581,830	1,653,299
Nonfuel	164,017	152,780
Total cost of goods sold (excluding depreciation)	1,745,847	1,806,079

Operating expenses:
Site level operating	179,737	176,274
Selling, general & administrative	25,577	22,360
Real estate rent	49,185	48,202
Depreciation and amortization	12,874	11,770
Total operating expenses	267,373	258,606

Income from operations	20,933	22,600

Equity in income of equity investees	801	497
Acquisition costs	(189)	—
Interest income	512	319
Interest expense	(2,638)	(2,364)

Income before income taxes	19,419	21,052
Provision for income taxes	429	259
Net income	$18,990	$20,793

Net income per share:
Basic and diluted	$0.66	$0.74
Weighted average shares outstanding:
Basic and diluted (1)	28,810	28,053

(1)             Includes unvested shares granted under our share award plan.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, to be filed with the Securities and Exchange Commission, including the condensed consolidated financial statements and notes thereto that describe certain revisions to the financial information for the three months ended September 30, 2011, that TA determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2012	2011
Revenues:
Fuel	$5,039,010	$4,989,927
Nonfuel	1,020,299	963,676
Rent and royalties	11,220	10,753
Total revenues	6,070,529	5,964,356

Cost of goods sold (excluding depreciation):
Fuel	4,789,447	4,761,943
Nonfuel	455,201	415,348
Total cost of goods sold (excluding depreciation)	5,244,648	5,177,291

Operating expenses:
Site level operating	525,962	511,035
Selling, general & administrative	73,110	65,768
Real estate rent	148,030	143,339
Depreciation and amortization	37,138	34,399
Total operating expenses	784,240	754,541

Income from operations	41,641	32,524

Equity in income of equity investees	1,263	714
Acquisition costs	(647)	(446)
Interest income	1,094	655
Interest expense	(7,632)	(6,688)

Income before income taxes	35,719	26,759
Provision for income taxes	1,062	710
Net income	$34,657	$26,049

Net income per share:
Basic and diluted	$1.20	$1.15
Weighted average shares outstanding:
Basic and diluted (1)	28,793	22,687

(1)             Includes unvested shares granted under our share award plan.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, to be filed with the Securities and Exchange Commission, including the condensed consolidated financial statements and notes thereto that describe certain revisions to the financial information for the nine months ended September 30, 2011, that TA determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$101,610	$118,255
Accounts receivable, net	176,782	130,672
Inventories	187,176	168,267
Other current assets	61,782	67,056
Total current assets	527,350	484,250

Property and equipment, net	555,612	479,943
Intangible assets, net	20,139	21,957
Other noncurrent assets	26,787	30,381
Total assets	$1,129,888	$1,016,531

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$199,533	$149,051
Current HPT Leases liabilities	26,006	25,141
Other current liabilities	148,010	113,624
Total current liabilities	373,549	287,816

Noncurrent HPT Leases liabilities	353,814	365,085
Other noncurrent liabilities	47,456	45,029
Total liabilities	774,819	697,930

Shareholders’ equity	355,069	318,601
Total liabilities and shareholders’ equity	$1,129,888	$1,016,531

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Calculation of EBITDAR:(1)
Net income	$18,990	$20,793	$34,657	$26,049
Add: income taxes	429	259	1,062	710
Add: depreciation and amortization	12,874	11,770	37,138	34,399
Deduct: interest income	(512)	(319)	(1,094)	(655)
Add: interest expense(2)	2,638	2,364	7,632	6,688
Add: real estate rent expense(3)	49,185	48,202	148,030	143,339
EBITDAR(1)	$83,604	$83,069	$227,425	$210,530

(1)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)	Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

HPT rent classified as interest expense	$1,816	$1,847	$5,436	$5,541
Amortization of deferred financing costs	89	72	263	214
Other	733	445	1,933	933
	$2,638	$2,364	$7,632	$6,688

(3)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $54,321 and $51,778 during the three month periods ended September 30, 2012 and 2011, respectively, while the total rent amounts expensed during the three months ended September 30, 2012 and 2011, were $49,185 and $48,202, respectively.  Cash paid under lease agreements was $162,692 and $154,135 during the nine month periods ended September 30, 2012 and 2011, respectively, while the total rent amounts expensed during the nine months ended September 30, 2012 and 2011, were $148,030 and $143,339, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010.  A reconciliation of these amounts is as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Cash payments to HPT for rent (a)	$51,867	$49,313	$155,390	$146,778
Other cash rental payments	2,454	2,465	7,302	7,357
Total cash payments under real property leases	54,321	51,778	162,692	154,135
Adjustments for:
Accrued estimated percentage rent not yet paid	76	—	76	—
Noncash straight line rent accrual – HPT	(1,172)	408	(2,723)	2,644
Noncash straight line rent accrual – other	29	67	191	163
Interest paid on deferred rent obligation	—	—	—	(1,450)
Amortization of sale/leaseback financing obligation	(543)	(512)	(1,641)	(1,535)
Portion of rent payments classified as interest expense	(1,816)	(1,847)	(5,436)	(5,541)
Amortization of deferred tenant improvements allowance	(1,692)	(1,692)	(5,077)	(5,077)
Amortization of deferred gain on sale/leaseback transactions	(18)	—	(52)	—
Total amount expensed as rent	$49,185	$48,202	$148,030	$143,339

(a)              Includes the final payment of interest on TA’s deferred rent obligation made in January 2011.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on September 30, 2012, that were operated by TA continuously since the beginning of the earliest applicable periods presented.  This data excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Number of company operated travel centers	192	192	—	184	184	—

Total fuel sales volume (gallons)	481,316	516,585	-6.8%	1,424,568	1,476,869	-3.5%

Total fuel revenues	$1,570,767	$1,650,111	-4.8%	$4,630,438	$4,687,655	-1.2%
Total fuel gross margin	$82,459	$80,506	2.4%	$239,045	$222,412	7.5%

Total nonfuel revenues	$354,843	$348,508	1.8%	$984,222	$949,751	3.6%
Total nonfuel gross margin	$194,806	$195,849	-0.5%	$545,796	$540,724	0.9%

Total gross margin	$277,265	$276,355	0.3%	$784,841	$763,136	2.8%
Site level operating expenses	$174,068	$173,270	0.5%	$498,079	$497,398	0.1%
Net site level gross margin in excess of site level operating expense	$103,197	$103,085	0.1%	$286,762	$265,738	7.9%

(1)                       Excludes two travel centers TA operates that are owned by a joint venture and travel centers operated by TA’s franchisees.

(End)